Sales Order

NUTRAFUELS	DATE:
FUELS YOUR LIFE	INVOICE #
NutraFuels Inc.
6601 Lyons Rd.
Ste. L6
Coconut Creek, FL 33073
BILL TO

INVOICED IN FULL

DESCRIPTION	TAXED	AMOUNT

Payment Due 30 Days after Receipt

TOTAL

Phone #	E-mail	Web Site
888.509.8901	edgar@nutrafuels.com	www.NutrafuelsWhls.com